Exhibit 10.3

Xifei 660 # boiler denitration, dust removal and desulfurization system
Contract to supply

Contract code :LS20140326 Signed location:Beijing Signed date :26 March,2014

The purchaser (party a) : Beijing Long Longsheng Jingying Environmental Protection Technology Ltd

The seller (party b) : Liaoning Nengfa Weiye Energy Technology Ltd.

According to the contract law of the People's Republic of China and other relevant legal rules, LTD rules and regulations, after full consultation, both party a and party b as party b contracting "flying 660 boiler denitration, dust removal and desulfurization system" to achieve the following agreement.

Article 1 project name :
Xifei 660# boiler denitration, dust removal and desulfurization system
Article 2 the quantity specifications
1. Quantity: dust removal system, 2 sets
2 sets of desulfurization system
2 sets of denitration system
3 sets of on-line monitoring system
See attached equipment and instruments, and other technical agreement and equipment list
2. Specification: as shown in the technical agreement and equipment list
Article 3 the technical standards and quality requirements
1, host, accessories, accessories and parts applicable technical standards as shown in the technical agreement and equipment list.
2, party b is responsible for the equipment quality condition and deadline:
2.1 unless party a is in violation of the normal equipment operation procedures for use of the equipment or force majeure events cause the equipment damage, party b guarantees the period in equipment (national mandatory provisions of laws, regulations and rules shall prevail) on the set of equipment and its supporting products, accessories, etc will be entirely responsible for quality;

2.2 party a on equipment conditions and puts forward the quality objection period: the warranty period party b is responsible for equipment and products quality, problem free maintenance, no matter whether the equipment handover acceptance formalities between both sides.
2.3 warranty period: refers to the party b ensure no quality defects or imperfections the complete sets of equipment and the quality problems have appeared in the period during which the take full responsibility. The contract equipment warranty period from the user end acceptance of two years from the date of the acceptance formalities.
3 party b equipment and accessories, accessories, accessories, etc., must have the production inspection certificates, satisfies the requirement of party a to use.
4 equipment quality requirement accord with national standard, the standard specific see the technical agreement and equipment list.

Article 4 the price and payment
1, the contract price: RMB 16,880,000

2, the terms of payment: after the contract comes into force, to pay a deposit for 20% of the total amount of the contract (RMB 3,376,000);After completion of all equipment installation commissioning and final acceptance of the full invoice (17% value-added tax invoice), party a pay party b 70% of the total contract amount (RMB 11,816,000); 10 % balance (RMB 1,688,000 as quality retention money, paid a year warranty expires.
Article 5 the product delivery date, place and manner
1, delivery deadline: meet before September 30, 2014 to complete all the requirements for construction, installation and debugging;
2, mode of delivery: party b free of charge to avic xi 'an aircraft branch;
3, delivery location: avic xi 'an aircraft branch 660 outside the boiler room;
4, installation and commissioning: party b is responsible for equipment installation and debugging, training and is responsible for party a and the user, the expenses occurred shall be undertaken by party b.

Article 6 the transportation cost burden
In the process of transportation freight, property insurance, such as handling charges shall be borne by party b.
Article 7 the acceptance time, method, place
According to the requirements of the technical agreement.
Article 8 the property transfer: the ownership of the equipment from party a to pay up when transferred to party a by party b.
Article 9 the objection period and deal with objections
1, party a products such as found in the final acceptance of the equipment, model, using performance, such as do not conform to the requirements of the contract, shall be made within 20 days of party b's written objection;Objection problem during processing, party a shall have the right to refuse to pay the contract price;
2, party a written objection during the period of not according to stipulations, as the delivery of the equipment and accessories, accessories in accordance with the contract;
3, party b shall, within 10 days after receiving party a's written objection to reply and handle organization, otherwise, as the default objection put forward by the party a and processing opinion.

Article 10 the liability for breach of contract
A, party b's liability for breach of contract
1 February more than the delivery time stipulated in the contract, party b can't delivery to meet the requirements of the contract products, party b cannot achieve purpose of the contract. Party a has the right to terminate the contract, party b shall immediately return the payment made by party a and party b pay penalty due to breach of contract; the equipment total price 5%
2, party b of the delivered equipment type, type, specification, quality not in conformity with the contract, party a can't use, the party b shall be responsible for replacement or repair, and assume for repair, exchange or return and pay the actual cost.Party b exceeds the contractual delivery time 1 month cannot repair or exchange to achieve the requirements of the contract, according to party b can't attain the goal of contract processing;

3, the equipment of party b's late delivery should be calculated on the complete sets of equipment based on the total price, send to party a pay the overdue delivery of two point percent daily penalty due to breach of contract, and bear other losses incurred from party a;
Number 4, and party b in advance delivery, delivery or the delivered product is not in conformity with the contract, party a has the right to refuse.If party a agrees to receive and party b to party a in generation custody actually paid during the period of custody, maintenance expenses and the goods occur due to improper safekeeping party a loss;
Second, the liability for breach of contract by party a
1, the court without return, should pay 5% of the total contract amount to party b penalty due to breach of contract;
2, late payment, shall be counted according to the overdue payment amount, pay to party b the overdue delivery of two point percent daily penalty due to breach of contract, and bear other losses suffered by party b so.
3, in violation of the contract, refused to pick up the goods, should take the actual loss caused to party b.
4, and party b will equipment delivered by party a (after property right transfer, see article 8), the risk associated with the device to be borne by party a.
5, before the construction, such as the site does not have the construction condition and delay the construction period, party a shall be borne by party a;The losses of party b according to actual amount paid by party a.

Article 11, intellectual property and confidentiality
1. Party b to party a's obligation to keep confidential any technical, shall not, without approval, will be related to technology "confidential information" disclosed to a third party;Party a entrusts party b to make the product and its components, samples or the relevant data, whether or not complete, its all belong to party a all copyright and other intellectual property rights.Party b shall ensure party b and its employees (including now on-the-job or departure) of this agreement confidentiality obligation, not with the written consent of party a, must not with any purpose and reason to leak to the third person, and shall not exceed the use of the purpose of this agreement.

2. "confidential information" means any of the provisions of this agreement provided by party a or belong to any personnel of party a's group (whether before or after the date of this agreement is signed, whether in writing, email, computer discs, or any other media) are associated with the matters entrusted to party b or related information, including but not limited to any party a product information, design drawings, operation records, process technology, product planning, or market opportunities and business affairs, etc.;
3, party b is in violation of these regulations, shall compensate the cost so that party a, party b's staff in violation of these regulations, shall be regarded as the company default of party b, party b shall bear the liability for breach of contract.
Article 13: safety and fire prevention: party b in the construction process of the personal casualties and fire accidents caused by all safety, accident responsibility, all by party b shall take full responsibility.
Article 14 and force majeure
Of both party a and party b any party because of force majeure fails to fulfill or completely to perform the contract, shall be promptly notified to the other party not completely to perform the contract or can not reason, and provided within 30 days of that request each other to allow delay, part to perform or not perform, and according to some or all of the exempted from be liable for breach of contract.
Article 15 the dispute solution
Disputes arising during the performance of this contract, the first by a, b both sides talks things over solve;If consultation fails, any party can, in accordance with the people's court of the place where the contract is signed.
Article 16 the other
1, according to this contract party shall pay the other party's breach of contract damages and compensatory damages, storage, maintenance, and other economic losses, shall, within 10 days after parties request the other party to pay;
2, this contract since the parties representative shall become effective upon the signature and stamp the special seal for contract.Party a and b both sides after fulfill the contract obligations, termination of contract.The period of validity of the contract, both parties shall not be arbitrarily changed or terminate the contract;

3, matters not separately by the two sides signed a supplementary agreement through consultation.
4, attachment of this contract have the same legal effect with this contract, this contract accessory include:
1) its 660 boiler dust removal and desulfurization engineering and technical agreement
2) its 660 boiler denitration project technical agreement
3) its 660 boiler dust removal and desulfurization engineering equipment list
4) upon 660 boiler denitration engineering equipment list
5, work content including but not limited to equipment list, all the technical agreement shall prevail.
6, the original five copies of this contract, the three copies of party a, party b two copies.

Beijing Longsheng Jingying Environmental Protect Ltd.

Company address: Beijing Haidian District ,Zhongguancun East Road ,no.1 and no.3 floor, room 406

The legal representative or the entrusted agent:

Zip code: 100084

Telephone: 010-67474613

The true: 010-67474613

Bank: bank of agribusiness, chaoyang branch,

Beijing is too small local branch

Bank account number: 0112030103020039176

Liaoning Nengfa Weiye Energy Technology Ltd

Company address: Liaoning Tieling City Yingzhou Industrial Park , Liaohai Road 39

The legal representative or the entrusted agent:

Zip code: 110031
Telephone: 024-25857979
Fax: 024-25857979
Bank: Shanghai pudong development bank shenyang branch
Bank account number: 71010154500006298